SECOND AMENDMENT TO PRIVATE SHELF AGREEMENT

        THIS SECOND AMENDMENT dated as of May 18, 2004 (this “Second Amendment”) to the Multi-Currency Private Shelf Agreement dated as of August 26, 2003 (as amended to date, the “Private Shelf Facility”) is between Nu Skin Enterprises, Inc., a Delaware corporation (the “Company”), on the one hand, and Prudential Investment Management, Inc. and the holders of the Series A Senior Notes and Series B Senor Notes issued under the Private Shelf Facility that are signatories hereto (collectively, “Prudential”), on the other hand.

RECITALS

        A.        Pursuant to the request of the Company, the Company and Prudential now desire to amend the Private Shelf Facility in the respects, but only in the respects, hereinafter set forth.

        B.        Capitalized terms used herein shall have the respective meanings ascribed thereto in the Private Shelf Facility unless herein defined or the context shall otherwise require.

        C.        All requirements of law have been fully complied with and all other acts and things necessary to make this Second Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

        NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Second Amendment set forth in Section 3 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and Prudential do hereby agree as follows:

Section 1.      Amendments to Private Shelf Facility

        1.1         Section 10.4 of the Private Shelf Facility is hereby amended in its entirety to read as follows:

               “10.4     Minimum Consolidated Net Worth

The Company will not, at any time, permit Consolidated Net Worth to be less than the sum of (i) $220,661,800, (ii) an aggregate amount equal to (a) 50% of Consolidated Net Income (in each case to the extent a positive number) earned in the fiscal quarter ended March 31, 2004, and each subsequent fiscal quarter to and including the fiscal quarter ended December 31, 2005 and (b) 60% of Consolidated Net Income (in each case, to the extent a positive number) for each complete fiscal quarter thereafter, unless clause (iii) below is operative for any given fiscal quarter

(in which case such fiscal quarter shall be excepted from this clause (b)), (iii) for the fiscal quarter ended March 31, 2006 and each fiscal quarter ended thereafter to but not including the fiscal quarter in which Total Indebtedness is first reduced to $120,000,000 or less, an aggregate amount equal to 70% of Consolidated Net Income (in each case to the extent a positive number) earned in each such fiscal quarter, and (iv) 50% of the net proceeds realized by the Company and its Restricted Subsidiaries from (a) the sale of Equity Securities subsequent to December 31, 2003, excluding issuances of Equity Securities upon exercise of employee stock options or rights under any employee benefit plans (excluding such exercise by any Person that owns greater than 5% of the Equity Securities of the Company), (b) issuances of Equity Securities in connection with acquisitions by the Company and its Restricted Subsidiaries and (c) reissuances of up to $60,000,000 of treasury securities purchased by the Company after December 31, 2003.

        1.2          The Private Shelf Facility is further amended by adding thereto a new Section 10.11 as follows:

                            “10.11 Minimum Cash.

The Company covenants that at no time from March 31, 2004 through and including September 30, 2004 will Available Cash be less than $75,000,000 and that at no time from October 1, 2004 through and including December 31, 2005 will Available Cash be less than $90,000,000. For purposes hereof “Available Cash” shall mean the difference between (i) the amount of the consolidated cash and cash equivalents of the Company and Restricted Subsidiaries and (ii) the aggregate amount outstanding under revolving credit facilities on which the Company or any Restricted Subsidiaries are obligated as borrowers or guarantors.”

        1.3          Schedule A of the Private Shelf Facility is hereby further amended by amending and restating the definition of “Consolidated Net Worth” in the following manner:

“Consolidated Net Worth” means, at any time, (a) the consolidated stockholders’ equity of the Company and the Restricted Subsidiaries, as defined according to GAAP, less (b) the sum of (i) to the extent included in clause (a), all amounts attributable to minority interests, if any, in the securities of Restricted Subsidiaries, and (ii) the amount by which Restricted Investments exceed 20% of the amount determined in clause (a).

Section 2.          Representations and Warranties and Covenants of the Company.

                  2.1          To induce Prudential to execute and deliver this Second Amendment (which representations shall survive the execution and delivery of this Second Amendment), the Company represents and warrants to Prudential that:

(a) this Second Amendment has been duly authorized, executed and delivered by it and each Guarantor Subsidiary which is a signatory hereto and this Second Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(b) the Private Shelf Facility, as amended by this Second Amendment, constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(c) the execution, delivery and performance by the Company of this Second Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of laws, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach or constitute (alone or with due notice or lapse or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 2.1(c); and

(d) as of the date hereof and after giving effect to this Second Amendment, no Default or Event of Default has occurred which is constituting.

Section 3.          Conditions to Effectiveness of This Amendment. This Second Amendment shall become effective as of the date hereof upon the delivery to Prudential of executed counterparts of this Second Amendment, duly executed by the Company, the Subsidiary Guarantors named as signatories hereto and the Required Holders.

Section 4.          Miscellaneous.

           4.1.          This Second Amendment shall be construed in connection with and as part of the Private Shelf Facility, and except as modified and expressly amended by this Second Amendment, all terms, conditions, and covenants contained in the Private Shelf Facility and the Notes are hereby ratified and shall be and remain in full force and effect.

            4.2          Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Second Amendment may refer to the Private Shelf Facility without making specific reference to this Second Amendment but nevertheless all such references shall include this Second Amendment unless the context otherwise requires.

            4.3          The descriptive heading of the various Sections or parts of this Second Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

            4.4          This Second Amendment shall be governed by and construed in accordance with the laws of the State of New York.

            4.5          The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Second Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

PRUDENTIAL INVESTMENT MANAGEMENT, INC. By: /s/ Stephen J. De Martini Its: Vice President THE PRUDENTIAL INSURANCE COMPANY OF AMERICA By: /s/ Stephen J. De Martini Its: Vice President

PRUCO LIFE INSURANCE COMPANY

By:    /s/  Stephen J. De Martini
Its:    Vice President

BAYSTATE INVESTMENTS, LLC
Prudential Private Placement Investors,
      L.P., as Investment Advisor
By:    Prudential Private Placement Investors,
             Inc., General Partner

By:    /s/  Stephen J. De Martini
Its:    Vice President

GOLDEN AMERICAN LIFE
INSURANCE COMPANY
Prudential Private Placement Investors,
      L.P., as Investment Advisor
By:    Prudential Private Placement Investors,
             Inc., General Partner

By:      /s/  Stephen J. De Martini
Title:    Vice President

NU SKIN ENTERPRISES, INC.

By:         /s/  Ritch Wood
Name:    Ritch Wood
Its: Chief Financial Officer

The undersigned Subsidiary Guarantors
hereby consent and agree to the
foregoing and to the First Amendment,
dated October 31, 2003, to the
Private Shelf Faciliity.

NU SKIN ENTERPRISES HONG KONG, INC.,
a Delaware corporation
NU SKIN INTERNATIONAL, INC.,
a Utah corporation
NU SKIN TAIWAN, INC.,
a Utah corporation
NU SKIN UNITED STATES, INC.,
a Delaware corporation
BIG PLANET, INC.,
a Delaware corporation
NSE KOREA LTD.,
a Delaware corporation

By:            /s/  D. Matthew Dorny
Name:    D. Matthew Dorny
Title:      Vice President

NSE KOREA, LTD.,
a Korean corporation

By:    /s/        Luke Yoo
Name:    Luke Yoo
Title:      President, Representative Director
and General Manager